SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 9, 2005

CONCEPTUS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-27596	94-3170244
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1021 Howard Avenue
San Carlos, CA 94070

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (650) 628-4700

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K filed by the Registrant on August 12, 2005.

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 9, 2005, the Registrant entered into individual stock purchase agreements dated August 9, 2005, the form of which is attached hereto as Exhibit 99.1, with institutional and other accredited investors for the sale of 3,186,389 shares of the Registrant’s common stock.  The parties to the stock purchase agreements were entities affiliated with VantagePoint Venture Partners, Federated Kaufmann Fund, Robert Toni, Mark Sieczkarek, Thomas Bonadio, Ulric Cote, Gregory Lichtwardt, Lisa Pohmajevich, Kathryn Tunstall, and Peter Wilson.  Kathryn Tunstall is the Chairman of the board of directors of the Registrant, Robert Toni, Thomas Bonadio, and Peter Wilson are directors of the Registrant, Mark Sieczkarek is an officer and director of the Registrant and Gregory Lichtwardt, Ulric Cote and Lisa Pohmajevich are officers of the Registrant. Pursuant to the individual stock purchase agreements, the Registrant has agreed to use its best efforts to prepare and file a registration statement with the Securities and Exchange Commission to enable the resale of the shares issued and sold in the private placement.

ITEM 3.01.    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Please see disclosure in Item 3.02 below.

ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.

On August 11, 2005, the Registrant closed the sale of a private placement of 3,186,389 shares of newly issued common stock to institutional and other accredited investors for aggregate cash proceeds of approximately $23,000,000, pursuant to individual stock purchase agreements dated August 9, 2005, the form of which is attached hereto as Exhibit 99.1. The parties to the stock purchase agreements were entities affiliated with VantagePoint Venture Partners, Federated Kaufmann Fund, Robert Toni, Mark Sieczkarek, Thomas Bonadio, Ulric Cote, Gregory Lichtwardt, Lisa Pohmajevich, Kathryn Tunstall, and Peter Wilson.  Kathryn Tunstall is the Chairman of the board of directors of the Registrant, Robert Toni, Thomas Bonadio, and Peter Wilson are directors of the Registrant, Mark Sieczkarek is an officer and director of the Registrant and Gregory Lichtwardt, Ulric Cote and Lisa Pohmajevich are officers of the Registrant.  The common stock was sold to the institutional investors at $7.20 per share, and to the officers and directors at $8.00 per share (the closing price of the Common Stock on August 8, 2005, which the Registrant believed was in compliance with the Nasdaq National Market’s (“Nasdaq”) requirements).

The Registrant did not use a placement agent for the offering. The securities were sold pursuant to Rule 506 of the Securities Act and thus were exempt from the registration requirements of the Securities Act of 1933.  No placement agent was used in this private placement.

On August 19, 2005 the Registrant notified Nasdaq that the per share price paid by the officers and directors should have been $8.10 pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A).  In order to rectify the non-compliance the Registrant received from the officers and directors the additional consideration, and the Registrant notified Nasdaq of the resolution.  On August 19, 2005 the Registrant received a letter from Nasdaq notifying the Registrant that the remedial actions taken by the Registrant had satisfied the requirements of Nasdaq Marketplace Rule 4350(i)(1)(A).

ITEM 5.02.    DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On August 11, 2005, the Registrant accepted the resignation from the Board of Directors of Dr. Marie-Helene Plais-Cotrel, who had been a Class II director since 2001.

On August 11, 2005, the Board of Directors of the Registrant elected Ms. Annette Bianchi to fill the vacancy created by the resignation of Dr. Plais-Cotrel.  Ms. Bianchi, a Managing Director of VantagePoint Venture Partners, is to serve as a Class II member of the Board of Directors and as a member of the Executive Committee of the Board.  In connection with the private placement described above, the Registrant agreed to use its reasonable best efforts to have a nominee of VantagePoint Venture Partners, reasonably agreeable to the Nominating and Corporate Governance Committee of the Board and the full Board, elected to the Board.  Funds affiliated with VantagePoint Venture Partners invested approximately $17,900,000 in the private placement described above.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(c)       Exhibits

Exhibit No.	Description

99.1	Form of Stock Purchase Agreement dated August 9, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCEPTUS, INC. (Registrant)

	By:	/s/	Gregory E. Lichtwardt
Gregory E. Lichtwardt
Executive Vice President, Treasurer
and Chief Financial Officer

Dated: August 19, 2005